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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3, No. 333-08883) and related Prospectus of Sovran Self Storage, Inc. for the registration of $150,000,000 of its debt securities, preferred stock, or common stock and to the incorporation by reference therein of our reports (a) dated February 2, 1996, with respect to the consolidated financial statements of Sovran Self Storage, Inc. incorporated by reference in its Annual Report (Form 10-K) for the period ended December 31, 1995, (b) dated February 2, 1996 on the related financial statement schedule included therein, and (c) dated August 30, 1996 with respect to the historical summaries of combined gross revenue and direct operating expenses of the Acquisition Facilities included in its Current Report on Form 8-K/A dated September 3, 1996, all three filed with the Securities and Exchange Commission.

                                                         ERNST & YOUNG LLP

Buffalo, New York
September 3, 1996